UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

CENTURYLINK, INC.

(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000
(Telephone number, including area code, of Registrant)

_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 9, 2011, CenturyLink, Inc. (“CenturyLink,” “we,” “us” or “our”) announced that it has agreed to sell a total of $2 billion aggregate principal amount of unsecured senior notes, including:

●	$350 million of 5.15% Senior Notes, Series R, due 2017;
●	$1.25 billion of 6.45% Senior Notes, Series S, due 2021; and
●	$400 million of 7.60% Senior Notes, Series P, due 2039.

       The 7.60% Senior Notes, Series P, due 2039 will trade interchangeably as a single series with CenturyLink’s 7.60% Senior Notes, Series P, due 2039 initially issued in September 2009 in the amount of $400 million.  The sale of the securities is expected to close on June 16, 2011, subject to customary closing conditions.

A copy of the press release announcing the same is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated June 9, 2011

Forward Looking Statements Note

Certain non-historical statements made in this filing and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.  Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry (including those arising out of the proposed rules of the Federal Communication Commission (the “FCC”) regarding intercarrier compensation and the Universal Service Fund and the FCC’s related Notice of Proposed Rulemaking released on February 8, 2011); our ability to successfully complete our pending acquisition of Savvis, including receiving all regulatory and stockholder approvals and realizing the anticipated benefits of the transaction; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix caused by our recent acquisitions of Qwest and Embarq; our ability to successfully integrate the operations of Qwest and Embarq into our operations, including the possibility that the anticipated benefits from these acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; our ability to use net operating loss carryovers of Qwest in projected amounts; the effects of changes in our allocation of the Qwest purchase price after the date hereof; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; any adverse developments in legal proceedings involving us; our ability to pay a $2.90 per common share dividend annually, which may be affected by changes in our cash requirements, capital spending plans, cash flows or financial position; unanticipated increases or other changes in our capital expenditures; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effects of adverse weather; other risks referenced from time to time in our filings with the Securities and Exchange Commission (“SEC”); and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business, our April 2011 acquisition of Qwest and our July 2009 acquisition of Embarq are described in greater detail in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, as updated and supplemented by our subsequent SEC reports, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing.  We undertake no obligation to update any of our forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CenturyLink, Inc.

Dated: June 10, 2011	By: /s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 9, 2011.